SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of __________, 2012 (“Agreement”) by and among CIS Acquisition Ltd., a British Virgin Islands company (“Company”), the undersigned parties listed as Initial Shareholders on the signature page hereto (the “Initial Shareholders”) Chardan Capital Markets, LLC (“Chardan”), The PrinceRidge Group LLC (“PrinceRidge”), Maxim Group LLC (“Maxim”), Euro Pacific Capital, Inc. (“EuroPac”) and American Stock Transfer & Trust Company, LLC, as escrow agent (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated _________, 2012 (“Underwriting Agreement”) with Chardan, as representative  of the underwriters named therein (collectively, the “Underwriters”) in connection with a public offering (the “Public Offering”) by the Company of Units (as hereafter defined), pursuant to which, among other matters, the Underwriters have agreed to purchase up to 4,000,000 units (“Units”) of the Company, each consisting of one Class A Share of the Company, par value $0.0001 per share (the “Class A Shares”), and one Warrant (a “Warrant”). Each Warrant evidences the right of the holder thereof to purchase one ordinary share for $10.00, subject to adjustment, as described in the Warrant Agreement dated as of __________, 2012 by and between the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent; and

WHEREAS, pursuant to the Placement Warrant Purchase Agreement, dated as of ____________, 2012, among the Company and the Initial Shareholders, the Company will issue 4,500,000 warrants (the “Private Placement Warrants”) to purchase ordinary shares in a private placement that will occur immediately prior to the closing of the IPO (the “Private Placement”);

WHEREAS, pursuant to the Share Purchase Agreement, dated as of ____________, 2012, (the “Share Purchase Agreement”) among the Company, Chardan, PrinceRidge, Maxim and EuroPac the Company will issue 136,000 ordinary shares (the “Underwriter Shares”) in a private placement that will occur immediately prior to the closing of the IPO (the “Underwriter Share Purchase”);

WHEREAS, the Initial Shareholders have agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of the Class A Shares (the “Insider Shares”) owned by the Initial Shareholders prior to the consummation of the Public Offering and the Private Placement in escrow as hereinafter provided; and

WHEREAS, Chardan, PrinceRidge, Maxim and EuroPac have agreed, as a condition to the purchase of the Underwriter Shares, to deposit all of the Underwriter Shares (the Insider Shares and Underwriter Shares, collectively, the “Escrow Securities”; provided, however, that if Chardan does not exercise the over-allotment option in full, the Escrow Securities will equal such lesser amount as remains after the cancellation of such Insider Shares held in escrow pursuant to Section 3.1), in escrow as hereinafter provided; and

WHEREAS, the Company, the Initial Shareholders, Chardan, PrinceRidge, Maxim and EuroPac desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, IT IS AGREED:

1.             Appointment of Escrow Agent.  The Company, the Initial Shareholders, Chardan, PrinceRidge, Maxim and EuroPac hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.             Deposit of Escrow Securities.  Prior to the date of the consummation of the Private Placement and the Public Offering, the Initial Shareholders, Chardan, PrinceRidge, Maxim and EuroPac shall deliver to the Escrow Agent certificates representing his or her respective Escrow Securities to be held and disbursed subject to the terms and conditions of this Agreement.  The Initial Shareholders, Chardan, PrinceRidge, Maxim and EuroPac acknowledge and agree that the certificates representing their respective Escrow Securities will be legended to reflect the deposit of such Escrow Securities under this Agreement.

3.             Disbursement of the Escrow Securities.

3.1             The Escrow Securities.  The Escrow Agent shall hold the Escrow Securities listed under “Share Escrow” on Schedule A until it receives a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that twenty-four (24) months have elapsed from the effective date of the Company’s registration statement relating the Public Offering (the “Escrow Period”).  Notwithstanding the foregoing, the Escrow Period shall be extended if the Company has completed an Acquisition Transaction without liquidating the trust account established at the time of the Public Offering, until such trust account has been liquidated as described in the prospectus relating to the Public Offering.  Following the termination of the Escrow Period, the Escrow Agent shall, upon written instructions from each of the Initial Shareholders, Chardan, PrinceRidge, Maxim, EuroPac and/or their Permitted Transferees (as defined in Section 4.3 below), as applicable, disburse the applicable Escrow Securities to the Initial Shareholders, Chardan, PrinceRidge, Maxim, EuroPac and/or such Permitted Transferees; provided however, that if, after the Company consummates an Acquisition Transaction, it (or the surviving entity) subsequently consummates a liquidation, merger, share exchange or if there is a tender offer for the Company’s securities, or other similar transaction which results in all of the shareholders of such entity having the right to exchange their Escrow Securities for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, stating that such transaction is then being consummated, release the Escrow Securities to the Initial Shareholders, Chardan, PrinceRidge, Maxim, EuroPac or their Permitted Transferees immediately prior to the consummation of such transaction so that they can similarly participate; provided further, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; and provided further, that if the Escrow Agent is notified by the Company that Chardan did not exercise its over-allotment option (as further described in the Registration Statement) or exercised it in part, an amount such that the remaining Insider Shares included in the Escrow Securities shall not exceed 20% of the sum of the Insider Shares and the shares sold in the Public Offering (but in no event more than 90,000 Insider Shares) shall be forfeited by the Initial Shareholders and any Permitted Transferee and cancelled by the Company and the Escrow Agent shall promptly destroy the certificates representing such Insider Shares. For purposes of this Agreement, an “Acquisition Transaction” shall mean an acquisition of one or more operating businesses by a merger, stock exchange, asset acquisition, stock purchase or other similar acquisition transaction, or control and pursuant to which holders of Units sold in the Public Offering have been granted redemption rights with respect to such Units.

3.2             Company Covenants.  The Company hereby covenants and agrees to (i) cause its officers to act in good faith regarding the release of the Escrow Securities pursuant to Section 3.1, and (ii) to promptly release the Escrow Securities after the end of the Escrow Period.

3.3             Duties.  The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.             Rights of the Initial Shareholders in Escrow Securities.

4.1             Voting Rights as a Shareholder.  Subject to the terms of the Insider Letters described in Section 4.4 hereof and except as herein provided, the Initial Shareholders, Chardan, PrinceRidge, Maxim, EuroPac and each of their affiliates and designees shall retain all of their rights as shareholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2             Dividends and Other Distributions in Respect of the Escrow Securities.  During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Initial Shareholders, Chardan, PrinceRidge, Maxim, EuroPac or their Permitted Transferees, but all dividends payable in shares or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.  As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3             Restrictions on Transfer.  During the Escrow Period, no sale, transfer, assignment or other disposition may be made of any or all of the Escrow Securities except (i) by gift to an affiliate or a member of the immediate family of the Initial Shareholder, Chardan, PrinceRidge or Maxim (or the immediate family of the officers and/or directors of the Initial Shareholders, Chardan, PrinceRidge, Maxim or EuroPac) or to a trust or other entity, the beneficiary of which is an Initial Shareholder, Chardan, PrinceRidge or Maxim or one of their officers, directors (or member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any Initial Shareholder, Chardan, PrinceRidge, Maxim or EuroPac or (iii) pursuant to a qualified domestic relations order (such transferees, the “Permitted Transferees”); provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and (i) in the case of the Insider Shares of the Insider Letters signed by each Initial Shareholder and their affiliates and designees transferring the Insider Shares or, (ii) in the case of the Underwriter Shares, of the Share Purchase Agreement signed by each of Chardan, PrinceRidge, Maxim or EuroPac and their affiliates and designees transferring the Underwriter Shares. During the Escrow Period, neither any Initial Shareholder nor Chardan, PrinceRidge, Maxim or EuroPac or any Permitted Transferee shall pledge or grant a security interest in his, her or its Escrow Securities or grant a security interest in his, her or its rights under this Agreement.

4.4             Insider Letters.  Each of the Initial Shareholders Chardan, PrinceRidge, Maxim and their affiliates and designees has executed a letter agreement with Chardan and the Company, dated as indicated on Schedule A hereto (“Insider Letter”), and which is filed as an exhibit to the Company’s Registration Statement on Form F-1, Registration No. 333-180224 with respect to the Units to be issued in the Public Offering (the “Registration Statement”), respecting the rights and obligations of such Initial Shareholder and its affiliates and designees in certain events, including but not limited to the liquidation of the Company.

4.5             Share Purchase Agreement. Each of Chardan, PrinceRidge, Maxim and EuroPac has executed the Share Purchase Agreement, which is filed as an exhibit to the Registration Statement, respecting the rights and obligations of each of Chardan, PrinceRidge, Maxim, EuroPac and their affiliates and designees in certain events, including but not limited to the liquidation of the Company.

5.             Concerning the Escrow Agent.

5.1             Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2             Indemnification.  The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered.  The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3             Compensation.  The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit A hereto.  The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4             Further Assurances.  From time to time on and after the date hereof, the Company and the Initial Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5             Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Initial Shareholders, Chardan, PrinceRidge and Maxim or their Permitted Transferees, the Escrow Securities held hereunder.  If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it deems appropriate.

5.6             Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Initial Shareholders, Chardan, PrinceRidge, Maxim and EuroPac or their Permitted Transferees, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7             Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.             Miscellaneous.

6.1             Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.  Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York (each, a “New York court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2             Amendment.  This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by Escrow Agent and holders of 65% or more of the Escrow Securities, and with the consent of the holders of 80% of the Class A Shares sold in the Public Offering (the “IPO Shares”), it being the specific intention of the parties hereto that each holder of an IPO Share is and shall be a third-party beneficiary of this Section 6.3 with the same right and power to enforce this Section 6.3 as any of the parties hereto.  For purposes of this Section 6.3, the “consent of the holders of 80% of the IPO Shares” shall mean receipt by the Escrow Agent of a certificate from an entity certifying that either (i) the holders of record of 80% of the IPO Shares outstanding as of a record date established in accordance with the applicable provisions of the Company’s Amended and Restated Memorandum and Articles of Association and British Virgin Islands Law (“BVI Law”), have voted in favor of such amendment or modification or (ii) the holders of record of 80% of the IPO Shares outstanding as of a record date established in accordance with the applicable provisions of the the Company’s Amended and Restated Memorandum and Articles of Association and BVI Law have delivered to such entity a signed writing approving such amendment or modification.

6.3             Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4             Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6             Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

If to the Company, to:

CIS Acquisition Ltd.

89 Udaltsova Street, Suite 84

Moscow, Russia 119607

Attn: Chief Executive Officer

If to the Initial Shareholders or their Permitted Transferees, to:

c/o CIS Acquisition Ltd.

89 Udaltsova Street, Suite 84

Moscow, Russia 119607

Attn: [Initial Shareholder]

If to Chardan or its Permitted Transferees, to:

Chardan Capital Markets LLC

17 State Street, Suite 1600

New York, NY 10004

Attn: Kerry Propper

Fax No.: (646) 465-9039

If to PrinceRidge or its Permitted Transferees, to:

The PrinceRidge Group LLC

1633 Broadway

28th Floor

New York , NY 10019

Attn: David Batalion

Fax No.: (212) 543 9100

If to Maxim or its Permitted Transferees, to:

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Attn: Paul G. LaRosa

Fax No.: (212) 895-3762

If to EuroPac or its Permitted Transferees, to:

Euro Pacific Capital, Inc.

386 Park Avenue South

Suite 1604

New York, NY 10016

Attn: Renny Chav

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

Attn: Compliance Department

Fax No. (718) 765-8726

A copy of any notice sent hereunder shall be sent to (but which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn:    Mitchell S. Nussbaum, Esq.

and:

Golenbock Eiseman Assor Bell & Peskoe LLP

437 Madison Avenue

New York, NY 10022

Attn: Andrew Hudders, Esq.

Fax.: (212) 754-0330

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7             Liquidation of Company.  The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate an  Acquisition Transaction within the time period(s) specified in the Registration Statement.

- Signature page of the Company immediately follows –

WITNESS the execution of this Agreement as of the date first above written.

CIS ACQUISITION LTD.

By:
Name:
Title:

Initial Shareholders:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

CHARDAN CAPITAL MARKETS, LLC

By:
Name:
Title:

THE PRINCERIDGE GROUP LLC

By:
Name:
Title:

MAXIM GROUP LLC

By:
Name:
Title:

EURO PACFIC CAPITAL, INC.

By:
Name:
Title:

- Signature page of Escrow Agent immediately follows –

Securities Escrow Agreement

WITNESS the execution of this Agreement as of the date first above written.

AMERICAN STOCK TRANSFER
& TRUST COMPANY, LLC, as Escrow Agent

By:
Name:
Title:

Securities Escrow Agreement

SCHEDULE A

Insider Share Escrow
Stock
Name of Initial Shareholder	Number of	Certificate
and Affiliates/Designees	Shares	Number

(1) Up to [____] shares subject to forfeiture pursuant to Section 3.1 of this Agreement.

Underwriter Share Escrow
Name of Initial Shareholder and Affiliates/Designees	Number of Shares	Stock Certificate Number

EXHIBIT A

Escrow Agent Fees

Description	Amount ($)

Fee for acting as Escrow Agent	[_____]